EXHIBIT 10.1

Contrato de Transmisión de Titularidad de Concesiones Mineras

y Convenio de Terminación a diverso contrato

de fecha 3 de mayo de 2012

que celebran

Sunburst Mining de México S.A. de C.V.

(“Sunburst”),

como enajenante

representada por

Juan Manuel Flores Carrillo  y Yadhira Rivera Balderrama

y

Minera Rio Tinto S.A. de C.V.

(“MRT”),

como adquirente,

representada por

Mario Humberto Ayub Touche

Antecedentes y Declaraciones

1)

Sunburst es una sociedad mercantil mexicana constituida mediante escritura pública número 9,912 (nueve mil novecientos doce), volumen XXXVIII (treinta y ocho), pasada ante la fe de Guilebaldo Flores Tirado, notario público número 118 (ciento dieciocho), en ejercicio en Mazatlán, Sinaloa, el día  8 (ocho) de julio de 2005 (dos mil cinco), inscrita actualmente bajo folio mercantil electrónico número 24401*10  (veinticuatro mil cuatrocientos uno, asterisco, diez) en el Registro Público de Comercio de Chihuahua, Chihuahua, y bajo acta número 270 (doscientos setenta), a foja 135 (ciento treinta y cinco) vuelta, volumen XXXVIII (treinta y ocho), del Libro de Sociedades Mineras del Registro Público de Minería (“RPM”).

2)        Sunburst es titular de las siguientes concesiones mineras:

a)

Concesión minera sobre el lote llamado “Encino Gordo”, ubicado en el Municipio de Guazapares, Chihuahua, con superficie de 450 Has. cuatrocientas cincuenta Hectáreas), según título de concesión número 225277 (doscientos veinticinco mil doscientos setenta y siete), con duración al 11 (once) de agosto de 2011 (dos mil once). Se agrega al presente, copia del título correspondiente como Anexo A.

b)

Concesión minera sobre el lote llamado “Encino Gordo”, ubicado en el Municipio de Guazapares, Chihuahua, con superficie de 382-01-37 has. (trescientas ochenta y dos hectáreas un área treinta y siete centiáreas), según título de concesión número 227125 (doscientos veintisiete mil ciento veinticinco), con duración al 16 (dieciséis) de mayo de 2056 (dos mil cincuenta y seis), inscrito bajo número 25 (veinticinco), a foja 13 (trece) del volumen 357 (trescientos cincuenta y siete) del Libro de Concesiones Mineras del RPM. Se agrega al presente, copia del título correspondiente como Anexo B.

c)

Concesión minera sobre el lote llamado “El Camuchín”, ubicado en el Municipio de Guazapares, Chihuahua, con superficie de 100 Has, según título de concesión número 220149 (doscientos veinte mil ciento cuarenta y nueve), con duración al 16 (dieciséis) de junio de 2009 (dos mil nueve). Se agrega al presente, copia del título correspondiente como Anexo C.

d)

Concesión minera sobre el lote llamado “La Paloma”, ubicado en el Municipio de Guazapares, Chihuahua, con superficie de 100 Has, según título de concesión número 220148 (doscientos veinte mil ciento cuarenta y ocho), con duración al 16 (dieciséis) de junio de 2009 (dos mil nueve). Se agrega al presente, copia del título correspondiente como Anexo D.

Para efectos del presente, las concesiones descritas en los incisos a), b), c) y d) anteriores, se denominarán las “Concesiones”.

3)

MRT es una sociedad minera mexicana constituida mediante escritura pública número 330 (trescientos treinta), de fecha 1 de julio de 1994, pasada ante la fe del licenciado Héctor Manuel Navarro Manjares, en ese entonces aspirante al ejercicio del notariado, adscrito a la notaría pública número 29, por licencia de sus titular el licenciado Victor Emilio Anchondo Paredes en ejercicio para el Distrito Judicial Morelos en el Estado de Chihuahua, inscrito bajo el número 461, a folios 18, Libro 666 de la Sección Comercio en el Registro Público de Comercio de Chihuahua, Chihuahua, y bajo número 139 (once) a fojas 176 y 177 frente del volumen XXXI (treinta y uno) del Libro de Sociedades Mineras del RPM.

4)

El 15 de marzo de 2006, Sunburst y MRT celebraron contrato de compraventa de concesiones mineras, mediante el cual, Sunburst adquirió la titularidad de las concesiones mineras identificadas en los incisos c) y d) anteriores.  Este contrato fue ratificado por las partes el 9 de enero de 2008, ante la fe del licenciado Fernando Rodríguez García, en ese entonces adscrito a la notaría pública número 9 en ejercicio para el Distrito Judicial Morelos, Estado de Chihuahua, en funciones de notario por ausencia de su titular Francisco de Asis García Ramos, cuya ratificación fue inscrita en el Volumen 2 del Libro de Registro de Actos Fuera de Protocolo con el número 25,730 de dicha notaría pública (en lo sucesivo el “Contrato de El Camuchín y La Paloma”).

5)

Como parte de las negociaciones realizadas entre Sunburst y MRT formalizadas en el presente y la contraprestación por la transmisión de las concesiones aquí pactadas , ambas partes han convenido en que Sunburst tome la opción a) de la Cláusula 5 del Contrato de El Camuchín y La Paloma, y que Sunburst transmita a MRT la titularidad de las mencionadas concesiones mineras.

6)

Sunburst adquirió las Concesiones Encino Gordo descritas en los incisos a) y b) anteriores, mediante contrato de compraventa celebrado con MRT como vendedor, el 18 de agosto de 2005, cuyo contrato fue ratificado el 30 de julio de 2006, ante la fe del licenciado José R. Miller Hermosillo, notario público número 2, en ejercicio para el Distrito Judicial Morelos, Chihuahua, el cual quedó registrado bajo el número 29071, a folios 169, del volumen numero 32, del Libro de Registro de Actos Fuera de Protocolo que se lleva en dicha notaría.

7)

Las partes cuentan con las autorizaciones corporativas necesarias para la celebración del presente contrato.

En virtud de los antecedentes y declaraciones anteriores, Sunburst y MRT han convenido celebrar este contrato a fin de formalizar la transmisión de la titularidad de las Concesiones, en los términos y en las condiciones pactados en este contrato, de conformidad con las siguientes:

Cláusulas

Primera. Transmisión de las Concesiones

Sunburst transmite a MRT, y MRT adquiere de Sunburst, la titularidad de las Concesiones descritas en la declaración 2, inciso a), b), c) y d) del presente contrato, libres de gravamen y limitación de dominio.

Sunburst entregará a MRT toda información y elementos técnicos que hubiere preparado o encomendado relacionados con las Concesiones, incluyendo planos, mapas, muestras geológicos, resultados de ensayes, núcleos de barrenación, estadísticas, valoraciones geológicas, estudios de factibilidad y similares, en el entendido que Sunburst no se hace responsable de dicha información, ni responderá por su exactitud, inferencias, predicciones, recomendaciones o resultados.

Segunda. Precio de Compra

Como contraprestación por la transmisión de la titularidad de las Concesiones, MRT paga a Sunburst a la firma del presente, la cantidad en efectivo de US$100,000.00 (cien mil dólares de los Estados Unidos de América) más el impuesto al valor agregado. Adicionalmente con relación a la titularidad de las Concesiones, descritas en los incisos c) y d) de la declaración 2, del presente, MRT conviene con Sunburst en que éste tomó la opción a) de la cláusula 5 de el  “Contrato de El Camuchín y La Paloma”, dándole cumplimiento al celebrar el presente y teniendo por finiquitada cualquier obligación a cargo de Sunburst. Queda entendido que el precio de US$100,000.00 (cien mil dólares) que paga MRT por el presente, engloba e incluye $1,000 (un mil pesos) que MRT paga a Sunburst por las Concesiones c) y d). Las partes dan por terminado el  “Contrato de El Camuchín y La Paloma”, en términos de la cláusula tercera siguiente.

Tercera. Convenio de Terminación del Contrato de El Camuchín y La Paloma

Mediante la firma del presente, MRT adquiere la titularidad de las Concesiones El Camuchín y La Paloma, en términos del inciso a) de la Cláusula 5 de el “Contrato de El Camuchín y La Paloma”, en tal virtud, MRT y Sunburst dan por terminado el “Contrato de El Camuchín y La Paloma”, sin que exista obligación ulterior pendiente de cumplimiento para  Sunburst derivado o relacionado con dicho contrato.

MRT conviene y reconoce que no existe adeudo alguno vencido o vigente a cargo de Sunburst relacionado o derivado del Contrato de El Camuchín y La Paloma, incluyendo cualquier adeudo que se hubiere generado o derivado de la Cláusula 5 del Contrato de El Camuchín y La Paloma, mientras dicho contrato estuvo vigente, y en caso que se hubiere generado cualquier deuda a cargo de Sunburst, MRT en este acto otorga y formaliza una remisión total irrevocable de deuda.

En consecuencia, de lo anterior, la titularidad de las Concesiones El Camuchín y La Paloma, se transmiten por Sunburst a MRT. Por su parte MRT otorga a Sunburst, sus directivos o accionistas el finiquito más amplio que en derecho proceda derivado o relacionado con el Contrato de El Camuchín y La Paloma.

Cuarta. Entrega de posesión

Sunburst entrega a MRT, y MRT recibe de Sunburst la posesión jurídica y material de los lotes que amparan las Concesiones.

Quinta. Impuestos

Cada parte pagará los impuestos que, en su caso, sean a su cargo con motivo de este contrato de conformidad con las leyes aplicables.

Sexta. Firma, reconocimiento, ratificación e inscripción

Las Partes ratificarán este contrato y sus firmas ante fedatario público mexicano. Los honorarios y gastos del fedatario público y los derechos de inscripción en el RPM, serán pagados por MRT.

Este contrato sustituye, cancela, sobresee, termina y deja sin efectos cualesquiera convenios, cartas convenios y acuerdos de cualquier tipo celebrados entre las partes en relación con la materia del mismo. El convenio de terminación del Contrato de El Camuchín y La Paloma, lo da por terminado para todos los efectos a que hubiere lugar, sin que exista obligación pendiente de cumplimiento derivado del mismo.

Octava. Domicilios

Para todos los efectos relacionados con este contrato, las Partes señalan como sus respectivos domicilios los que a continuación se indican, a menos que con posterioridad señalen otros:

1)

Sunburst:

Sunburst Mining de Mexico, S.A. de C.V.

Calle General Retana 706

Colonia San Felipe,

C.P. 31203, Chihuahua, Chihuahua,

Atención: Director General

2)

MRT:

Minera Rio Tinto, S.A. de C.V

Calle Eugenio Ramírez Calderón No. 1404

C.P. 31123, Colonia Sal Felipe

Chihuahua, Chihuahua

Atención: Administrador Único

Toda notificación, comunicación o aviso relacionado con este contrato surtirá efecto el día hábil inmediato siguiente al día de su recepción efectiva, entendiéndose por “día hábil” todo día del calendario regular, excepto los sábados, los domingos y los días de descanso obligatorio de conformidad con la Ley Federal del Trabajo.

Novena. Controversias

Este Contrato se interpretará de conformidad con las leyes mercantiles mexicanas aplicables. En caso de controversia, las Partes se someten expresamente a la jurisdicción y competencia de los tribunales o jueces de Chihuahua, Chihuahua, renunciando a la jurisdicción o competencia de cualesquiera otros jueces o tribunales que pudieran corresponderles por razón de sus domicilios presentes o futuros.

De conformidad con sus términos, las Partes firman este contrato en los lugares y fechas abajo indicados.

Sunburst Mining de México S.A. de C.V. /s/ Juan Manuel Flores Carrillo Juan Manuel Flores Carrillo /s/ Yadhira Rivera Balderrama Yadhira Rivera Balderrama	Minera Rio Tinto, S.A. de C.V. /s/ Mario Humberto Ayub Touche Por: Mario Humberto Ayub Touche